Exhibit 99.3

CONTACT:	FOR IMMEDIATE RELEASE
December 6, 2007
Doral Financial Corporation
Investor Relations & Media:
Lucienne Gigante
(787) 474-6711
— DORAL FINANCIAL CORPORATION CLARIFIES INFORMATION ON THE NOVEMBER CASH DIVIDEND ON THREE SERIES OF PREFERRED STOCK —
SAN JUAN, Puerto Rico — December 6, 2007 — Doral Financial Corporation (NYSE: DRL), clarified the information released earlier today about the November cash dividends on its three series of preferred stock. The dividend on each of the series was paid to the record holders as of the close of business on November 28, 2007 in the case of the Series A Preferred Stock, and to the record holders as of the close of business on November 15, 2007 in the case of Series B and Series C Preferred Stock.